EXHIBIT 5.6

CORPORATE RESOLUTION

AFTER MEETING OF THE BOARD OF DIRECTORS

OF GIVBUX, INC.

(a Nevada Corporation)

THE UNDERSIGNED, member of the Board of Directors of GIVBUX, INC, a Nevada corporation (the “Corporation”), having consented to the waiver of holding of a meeting of the Board of Directors of the Corporation to approve the following resolutions by a unanimous vote of all the members of the Board of Directors of the Corporation, and direct that the same be filed within the records of the Corporation:

WHEREAS, A waiver of notice was presented and attested to by the undersigned who each convened on the afternoon of the May 8, 2025 at approximately 2:00 p.m. PDT to approve of certain actions of the Corporation;

WHEREAS, The Directors met for the purpose of discussing the Corporation’s planned approval of a Stock Purchase Agreement package for Kips Bay Select, LP, an investor interested in purchasing up to $11,111,111.11 in the form of a securities purchase agreement with a promissory note and warrant agreement exercisable into common shares of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, the Corporation will take the following action: The corporation has authorized attorney John E. Dolkart, Jr. to act under a limited power of attorney in fact for Umesh Singh who is travelling internationally to sign a series of transaction documents for the investor, Kips Bay Select, LP, true and correct copies of which are collectively attached here to as Exhibit A;

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to do such further acts and things and execute any and all documents and instruments, both original and amendatory, of every kind and character on behalf of the Corporation as may be necessary or appropriate, in said officer’s judgment, to effectuate the terms of the and to carry out the purpose of these Resolutions;

IN WITNESS WHEREOF, we have caused this instrument to be duly executed this 8th day of May 2025.

By:	/s/ Umesh “Tim” Singh	By:	/s/ Robert “Bob” Thompson
Name:	Umesh “Tim” Singh	Name:	Robert “Bob” Thompson
Title:	Director	Title:	TitleDirector

By:	/s/ Michael Arnkvarn
Name:	Michael Arnkvarn
Title:	Director

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Exhibit A

Included Under Separate Cover

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